Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) dated October 27, 2014, (this “Agreement”), is entered into between Wright Medical Group, Inc., a Delaware corporation (“Wright”), and TMG Holdings Coöperatief U.A. (the “Shareholder”), with respect to all ordinary shares, par value €0.03 per share held by the Shareholder (the “Shares”), of Tornier, N.V., a Dutch public company with limited liability (naamloze vennootschap) (“Tornier”).

W I T N E S S E T H:

WHEREAS, Tornier, Trooper Holdings Inc., a Delaware corporation and wholly-owned subsidiary of Tornier (“Holdings”), Trooper Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Merger Sub”), and Wright have entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”) pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Wright (the “Merger”) with the result that Wright will become a wholly-owned indirect subsidiary of Tornier (following the transactions described in this paragraph, Tornier together with Wright as its subsidiary being referred to as the “Combined Company”);

WHEREAS, as of the date hereof, the Shareholder beneficially owns and has the power to dispose of the Shares set forth below the Shareholder’s name on the signature pages hereto and has the power to vote such Shares; and

WHEREAS, capitalized terms used in this Agreement and not defined have the meaning given to such terms in the Merger Agreement.

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Covenants.

1.1. Lock-Up. Except as contemplated by the Merger Agreement, the Shareholder hereby covenants and agrees that between the date hereof and the Termination Date (as defined in Section 6.1 of this Agreement), the Shareholder will not (a) sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of or limit its right to vote in any manner any of the Shares, or agree to do any of the foregoing, or (b) take any action which would have the effect of preventing or disabling the Shareholder from performing its obligations under this Agreement. Notwithstanding the foregoing, in connection with any transfer not involving or relating to any Acquisition Proposal (as defined in the Merger Agreement), the Shareholder may transfer any or all of the Shares beneficially owned by the Shareholder to any Affiliate, subsidiary, partner or member of the Shareholder; provided, however, that in any such case, prior to and as a condition to the effectiveness of such transfer, (A) each Person to which any of such Shares or any interest in any of such Shares is or may be transferred shall have executed and delivered to Wright a counterpart to this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement, and (B) this Agreement shall be the legal, valid and binding agreement of such Person, enforceable against such person in accordance with its terms.

1.2. No Solicitation. Between the date hereof and the Termination Date, the Shareholder shall not, and shall not authorize or permit, any director, officer, agent, representative, employee, affiliate, advisor, attorney, accountant or associate of the Shareholder or those of its subsidiaries (collectively, “Representatives”) to, directly or indirectly, take any action, in its or their capacity as a shareholder of Tornier, that Tornier is prohibited from taking pursuant to Section 6.04 of the Merger Agreement.

1.3. Certain Events. This Agreement and the obligations hereunder will attach to the Shares and will be binding upon any person to which legal or beneficial ownership of any or all of the Shares passes, whether by operation of Law or otherwise, including without limitation, the Shareholder’s successors or assigns. This Agreement and the obligations hereunder will also attach to any additional ordinary shares issued to or acquired by the Shareholder.

1.4. Grant of Proxy; Voting Agreement.

(a) The Shareholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Shares and hereby grants Wright until the Termination Date a limited irrevocable proxy to vote the Shares as to which the Shareholder has voting power for the Shareholder and in the Shareholder’s name, place and stead, at any annual or special meeting of the shareholders of Tornier, as applicable, or at any adjournment thereof solely for the adoption of the Merger Agreement and the approval of the Merger, subject to Section 1.4(c) of this Agreement. Wright hereby acknowledges that the proxy granted hereby shall not be effective for any other purpose. The parties acknowledge and agree that neither Wright, nor Wright’s successors, assigns, subsidiaries, divisions, employees, officers, directors, stockholders, agents and affiliates shall owe any duty to, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including attorney’s fees) and compensation of any kind or nature whatsoever to the Shareholder in connection with or as a result of any voting by Wright of the Shares subject to the irrevocable proxy hereby granted to Wright at any annual or special meeting of the shareholders of Tornier for the purpose set forth herein.

(b) During the term of this Agreement, the Shareholder agrees to vote the Shares, if any, as to which the Shareholder has voting power and has not given a proxy pursuant to paragraph (a) above in favor of or give its consent to, as applicable, a proposal to adopt the Merger Agreement and thereby approve the Merger at any annual or special meeting of the shareholders of Tornier. In addition, if Wright elects not to exercise its rights to vote the Shares pursuant to the irrevocable proxy, the Shareholder also agrees to vote the Shares in favor of or give their consent to, as applicable, a proposal to adopt the Merger Agreement and thereby approve the Merger at any annual or special meeting of the shareholders of Tornier.

(c) Notwithstanding anything to the contrary in Section 1.4(a) of this Agreement, the Shareholder acknowledges that Wright, Tornier, Holdings and Merger Sub may amend the Merger Agreement to allow for an alternative acquisition structure to accomplish the business combination of Wright and Tornier as contemplated in Section 2.14 of the Merger Agreement and that this irrevocable proxy may be voted for the approval of such amendment to the Merger Agreement and such alternative structure.

(d) This irrevocable proxy shall not be terminated by any act of the Shareholder or by operation of Law (including, without limiting the foregoing, by the dissolution or liquidation of any corporation or partnership). If between the execution hereof and the Termination Date, if any corporation or partnership holding the Shares should be dissolved or liquidated, or if any other such similar event or events shall occur before the Termination Date, certificates representing the Shares shall be delivered by or on behalf of the Shareholder in accordance with the terms and conditions of the Merger Agreement and this Agreement, and actions taken by Wright hereunder shall be as valid as if such dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not Wright has received notice of such dissolution, liquidation or other event.

1.5. Public Announcement. The Shareholder shall consult with Wright before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement without the approval of Wright (which approval shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law, including any filings with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Section 1.5 shall terminate and be null and void upon the earlier of (a) the Termination Date and (b) consummation of the Merger.

1.6. Disclosure. The Shareholder hereby authorizes Wright to publish and disclose in any announcement or disclosure required by the SEC, The Nasdaq Global Select Market or any other national securities exchange and the Joint Proxy Statement (including all documents and schedules filed with the SEC in connection with either of the foregoing), the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement. Wright hereby authorizes the Shareholder to make such disclosure or filings as may be required by the SEC or The Nasdaq Global Select Market or any other national securities exchange.

2. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Wright, as of the date hereof that:

2.1. Ownership. The Shareholder holds of record or beneficially the Shares set forth below the Shareholder’s name on the signature pages hereto, in each case, except for any Liens applicable to the Shares that may exist pursuant to securities laws, under Tornier’s organizational documents or customary Liens pursuant to the terms of any custody or similar agreement applicable to the Shares of the Shareholder held in brokerage accounts, free and clear of all Liens.

2.2. Authorization. The Shareholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has the power to vote and the power to dispose of the Shares with no restrictions on its voting rights or rights of disposition pertaining thereto, except as set forth in this Agreement or that may exist pursuant to the securities laws. The Shareholder has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.

2.3. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require the Shareholder to file or register with, or obtain any permit, authorization, consent or approval of, any Governmental Body other than filings with the SEC pursuant to the Exchange Act, or (b) violate, or cause a breach of or default under, or conflict with any contract, agreement or understanding, any Law binding upon the Shareholder, except for such violations, breaches, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the Shareholder’s ability to satisfy its obligations under this Agreement. No proceedings are pending which, if adversely determined, will have a material adverse effect on the Shareholder’s ability to vote or dispose of any of the Shares.

2.4. Shareholder Has Adequate Information. The Shareholder is a sophisticated shareholder and seller with respect to the Shares and has adequate information concerning the business and financial condition of Tornier to make an informed decision regarding the Merger and the sale of the Shares and has independently and without reliance upon Tornier and based on such information as the Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Shareholder acknowledges that Wright has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Shareholder acknowledges that the agreements contained herein with respect to the Shares held by such Shareholder are irrevocable (prior to the Termination Date).

2.5. No Setoff. The Shareholder has no liability or obligation related to or in connection with the Shares other than the obligations to Wright as set forth in this Agreement.

3. Representations and Warranties of Wright. Wright hereby represents and warrants to the Shareholder, as of the date hereof that:

3.1. Authorization. Wright has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Wright has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of Wright, enforceable against Wright in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.

3.2. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or cause a breach of or default under, any contract or agreement, any statute or law, or any judgment, decree, order, regulation or rule of any Governmental Body, except for such violations, breaches or defaults which are not reasonably likely to have a material adverse effect on Wright’s ability to satisfy its obligations under this Agreement.

3.3. Tornier Capital Stock. Neither Wright nor any Subsidiary thereof owns any shares of capital stock or other equity interests or voting securities of Tornier.

4. Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement shall survive the Termination Date. The respective representations and warranties of the Shareholder and Wright contained herein shall not be deemed waived or otherwise affected by any investigation made by the other party hereto.

5. Specific Performance. The Shareholder acknowledges that Wright will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder which are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available to Wright upon the breach by the Shareholder of such covenants and agreements, Wright shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

6. Miscellaneous.

6.1. Term. This Agreement and all obligations hereunder shall terminate upon the earlier of (a) the Effective Time, (b) the date of any modification, waiver, change or amendment of the Merger Agreement executed after the date hereof that results in an increase in the Exchange Ratio or a change in the form of the consideration comprising the Merger Consideration, and (c) the termination of the Merger Agreement in accordance with its terms (the earliest of (a), (b) and (c), the “Termination Date”). Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 6.1 shall relieve any party from liability for any willful breach of this Agreement prior to termination hereof, and (ii) the provisions of this Article 6 shall survive any termination of this Agreement.

6.2. Capacity as a Shareholder; Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) the Shareholder makes no agreement or understanding herein in any capacity other than in the Shareholder’s capacity as a record holder and beneficial owner of Shares, and not in the Shareholder’s capacity as a director, officer or employee of Tornier or any of Tornier’s Subsidiaries or in the Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust, and (b) nothing herein will be construed to limit or affect any action or inaction by the Shareholder or any Representative of the Shareholder, as applicable, serving on Tornier’s board of directors or on the board of directors of any Subsidiary of Tornier or as an officer or fiduciary of Tornier, any Subsidiary of Tornier or any employee benefit plan or trust, acting in such person’s capacity as a director, officer, trustee and/or fiduciary.

6.3. Expenses. Each of the parties hereto shall pay its own expenses incurred in connection with this Agreement (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the transactions contemplated by this Agreement (whether consummated or not).

6.4. Amendment. This Agreement may be amended if, and only if, such amendment or waiver is in writing and signed by Wright and the Shareholder.

6.5. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof.

6.6. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.7. Assignment. Without limitation to Section 1.1 and subject to this Section 6.7, this Agreement shall be binding upon and inure to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, that neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto, and any attempted assignment of this Agreement or any of such rights, interests or obligations without such consent shall be void and of no effect; provided, however, that Wright may freely assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly-owned Subsidiaries of Wright (each an “Assignee”). Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests, and obligations hereunder to one or more additional Assignees; provided, however, that (x) in no event will any assignment to an Assignee cause a material delay or impair the ability of Wright to consummate the transactions contemplated by this Agreement and (y) in connection with any assignment to an Assignee, Wright (and the assignor, if applicable) shall agree to remain liable for the performance by Wright (and such assignor, if applicable) of their obligation hereunder.

6.8. Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf)), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

6.9. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (c) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

(a) if to Wright, to:

Wright Medical Group, Inc.

1023 Cherry Road

Memphis, TN 38117

Facsimile: (901) 867-4423

Attention: Chief Financial Officer and General Counsel

with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston

Boston, Massachusetts 02199

Attn: Paul M. Kinsella

Email: paul.kinsella@ropesgray.com

Telephone: (617) 951-7921

Facsimile: (617) 951-7050

(b) if to Shareholder, to the addresses indicated on the signature pages hereto, with copies to Tornier as provided in Section 9.10 of the Merger Agreement.

Any party may by notice given in accordance with this Section 6.9 to the other parties designate updated information for notices hereunder.

6.10. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than the State of Delaware.

6.11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the parties shall amend or otherwise modify this Agreement to replace any prohibited or invalid provision with an effective and valid provision that gives effect to the intent of the parties to the maximum extent permitted by applicable Law.

6.12. Further Assurances. From time to time, at Wright’s request and without further consideration, subject to the terms and conditions of this Agreement, the Shareholder shall execute and deliver to Wright such documents and take such action as Wright may reasonably request in order to consummate more effectively the transactions contemplated hereby.

6.13. Remedies Not Exclusive. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

6.14. Waiver of Jury Trial. Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby.

6.15. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) Wright’s board of directors has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of Wright’s certificate of incorporation, the possible acquisition of Wright by Tornier pursuant to the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

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IN WITNESS WHEREOF, Wright and the Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

WRIGHT MEDICAL GROUP, INC.

By:	/s/ Robert J. Palmisano
Name: Robert J. Palmisano
Title: President & Chief Executive Officer

TMG HOLDINGS COÖPERATIEF U.A.

By:	/s/ Guido Nieuwenhuizen
Name: G. F. X. M. Nieuwenhuizen
Title: Managing Director

By:	/s/ Sean Carney
Name: Sean Carney
Title: Managing Director
Address: TMG Holdings Coöperatief U.A. Atrium, Strawinslylaan 3051, 1077 ZX Amsterdam Attn: Guido Nieuwenhuizen Copy to: Warburg Pincus LLC 450 Lexington Avenue New York, NY 10017 Attn: Sean Carney

Shares owned by TMG Holdings Coöperatief U.A. as of the date hereof:

10,721,809